UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2024

HILLENBRAND, INC.
(Exact name of registrant as specified in its charter)

Indiana	1-33794	26-1342272
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Batesville Boulevard
Batesville,	Indiana	47006
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:   (812) 931-5000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. of Form 8-K):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, without par value	HI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On September 11, 2024, Milacron LLC (the “Seller”), a wholly-owned subsidiary of Hillenbrand, Inc. (the “Company”), entered into an agreement for the purchase and sale of real property (the “Sale Agreement”) with HILBAOH001 LLC and HILMTOH001 LLC (collectively, the “Buyers”), affiliates of Blue Owl Real Estate Capital LLC. The Sale Agreement provides for the sale to Buyers of two (2) industrial properties owned and operated by the Seller (collectively, the “Properties”), for an aggregate cash purchase price of approximately $54.9 million. The Properties are located in Ohio. The Company intends to use the net proceeds generated from the transaction for general corporate purposes, including repayment of long-term debt.

Under the Sale Agreement, the Seller concurrently entered into an absolute triple net lease agreement (the “Lease Agreement”) with Buyers under which the Seller agreed to lease each of the Properties from Buyers. The Lease Agreement has an initial term of twenty (20) years with four (4) additional renewal terms of five (5) years each at the option of the Seller. The payment obligations under the Lease Agreement are guaranteed by the Company.

The aggregate annual operating lease expense under the Lease Agreement will be approximately $5.0 million, provided, that during the third and fourth renewal terms, the annual rental amount is increased by the greater of 2.75% and a “market rate” as defined in the Lease Agreement.

The foregoing description of the Sale Agreement, which includes the form of Lease Agreement as an exhibit thereto, does not purport to be complete and is qualified in its entirety by reference to the full text of the Sale Agreement, including the form of Lease Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated herein by reference as if fully set forth herein.

Item 9.01. Financial Statements and Exhibits

(d)    Exhibits.

The following exhibits are being furnished as part of this Current Report on Form 8-K:

Exhibit No.	Description

10.1	Agreement for Purchase and Sale of Real Property, dated September 11, 2024, by and between Milacron LLC and HILBAOH001 LLC and HILMTOH001 LLC*

* Certain schedules and exhibits to this exhibit have been omitted pursuant to Item 601(a)(5). The registrant hereby agrees to furnish a copy of any omitted schedule or similar attachment to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 12, 2024                        HILLENBRAND, INC.

BY:    /s/ Nicholas R. Farrell
_____________________________________
Nicholas R. Farrell
Senior Vice President, General Counsel, and Secretary
3